Exhibit 10.26

FIRST AMENDMENT
TO
SL GREEN REALTY CORP.
NON-EMPLOYEE DIRECTORS’ DEFERRAL PROGRAM

A.                                   The SL Green Realty Corp. Non-Employee Directors’ Deferral Program, as approved by the Board on December 12, 2007 (the “Plan”), is hereby amended as follows:

1.                                       Section 1 is hereby amended by adding the following definition in alphabetical order:

“‘Change of Control’ shall have the same meaning as Change in Control under the Stock Option Plan.”

2.                                       Section 5.2(d) is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, after a Change of Control, the Board shall select no fewer than five diversified mutual funds (which shall be Vanguard mutual funds or, if Vanguard is no longer managing or accepting new investments into such mutual funds, such other mutual funds as are selected by the Board, which are reasonably similar, as determined by the Board, to current or prior Vanguard mutual funds) as measurement funds, and each Participant may direct the Company to use the investment results of one or more such measurement funds, which direction may be changed from time to time, to determine the amount of earnings and/or losses to be credited to the Participant’s Accounts.”

3.                                       Section 5.2(e) is hereby amended by adding the following at the end thereof:

In the event of an actual or expected Change of Control, the Company will send a notice of such actual or expected Change of Control to each Participant who has not elected to receive all of such Participant’s distributions hereunder upon a Change of Control, and will use commercially reasonable efforts to deliver such notice at least 20 calendar days prior to a Change of Control. Upon receipt of such notice, each such Participant may elect to convert Phantom Shares to Account credits in whole or in part (but, in the case of Phantom Shares, only in whole Phantom Shares) as of the later of (i) the occurrence of the Change of Control, (ii) the 15th calendar day after the delivery of such notice or (iii) such other date as is established by the Board, with credits and liquidation of Phantom Shares to be effected based on the Phantom Share Value as of such date.

4.                                       In order to conform to Section 7.4(c) of the SL Green Realty Corp. Second Amended and Restated 2005 Stock Option and Incentive Plan, the terms of which have been incorporated by reference into the Plan since its adoption, Section 8(d) is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(d)                           After a Phantom Share is awarded or cash fees are deferred to a Participant’s Account, the Director will have a one-time right to make a new distribution election with respect thereto.  The new election will not take effect until at least 12 months after the date on which the election is made.  Except as provided in Section 7(c), each such new election will apply to all vested Phantom Shares and credits to the deferral Account (other than distributions that do not satisfy the timing requirements of the foregoing sentence), unless the Director specifically elects otherwise.  Except in the case of the Director’s death or an Unforeseeable Emergency, the time at which distributions commence must be at least five years from the date such payment would otherwise have been paid.  Elections to defer distributions to a time or times after the Regular Distribution Date will be permitted to the extent the election is accepted by the Board.”

5.                                       Section 8(e) is hereby amended by adding the following at the end thereof:

“A Director may elect to be paid out on an installment basis with respect to all Regular Distribution Dates, or only with respect to a Regular Distribution Date resulting from the Director’s ceasing to be a Director, the Director’s death or a Change of Control.”

B.                                     Except as otherwise amended, the Plan is confirmed in all other respects.

C.                                     Except as otherwise provided herein, the effective date of this First Amendment is as of November 30, 2010.

Executed this 30th day of November, 2010 by a duly authorized officer of SL Green Realty Corp.

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Andrew S. Levine
Executive Vice President, Chief Legal Officer and General Counsel